Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fiserv, Inc. on Form S-4 of our reports dated January 25, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 2001 and to the reference to us under the headings "Selected Fiserv Historical Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
November 11, 2002